Exhibit 99.1

January 22, 2025

Media contact:	Investor/analyst contact:
Media Relations	Ryan St. John
(206) 304-0008	VP Finance, Planning and Investor Relations
ALKInvestorRelations@alaskaair.com

Alaska Air Group reports fourth quarter and full year 2024 results
Reported record full year revenue of $11.7 billion
Fourth quarter and full year adjusted earnings per share exceed high end of previously reported guidance
Repurchased approximately $250 million in outstanding shares in the fourth quarter
Announced record performance-based pay, totaling six weeks pay for most Alaska and Horizon employees

SEATTLE — Alaska Air Group Inc. (NYSE: ALK) today reported financial results for the fourth quarter and full year ended December 31, 2024.

Air Group completed 2024 on a high note, with record revenues of $11.7 billion and a GAAP pretax margin of 4.6%. On an adjusted basis, the full year pretax margin of 7.1% is expected to be amongst the best in the industry despite the completed acquisition of Hawaiian Airlines and fleet grounding in the first quarter of the year.

"This was a transformational year as we brought Hawaiian Airlines into Alaska Air Group and began our journey to unlock $1 billion in incremental pretax profit over the next three years,” said CEO Ben Minicucci. “We’re proud that our incentive plan will reward Alaska Airlines and Horizon Air employees with nearly six weeks of pay, which we believe will lead the industry. Looking forward, our vision is clear and we’re focused on executing our strategic plan – leveraging the strengths of our combined network, enhancing the end-to-end travel experience for our guests, and delivering value for everyone who depends on us."

Quarter in Review

Air Group’s consolidated results reported in the fourth quarter and full year 2024 include Hawaiian Airlines as of September 18, 2024 while prior comparable periods exclude any Hawaiian results. Discussion of fourth quarter results and forward-looking guidance refer to pro forma historical results as provided in prior 8-K filings and represented below.

Q4 2024 vs Q4 2023 Pro Forma, except EPS	Prior Expectation	Actual Results
Capacity (ASMs)	Up ~1.5%	Up 2.5%
RASM	Up mid-to-high single digits	Up 7.0%
CASMex	Up low-double digits	Up 8.6%
Adjusted earnings per share	$0.40 to $0.50	$0.97

Our GAAP pretax margin for the fourth quarter was 2.2% and GAAP earnings per share was $0.55. On an adjusted basis, our pretax margin was 3.9% and earnings per share was $0.97, which exceeded our latest guidance by approximately $0.50 at the midpoint driven by revenue and cost improvement across our business as well as lower non-operating expenses. Due to these same out-performance factors, full year adjusted EPS of $4.87 also surpassed the better end of our prior guidance range.

Fourth quarter revenue was stronger than expected across both Alaska and Hawaiian, building on the strength seen in the fall, and exiting the year with momentum driven by sustained leisure demand and an uptick in corporate travel which improved close in demand. With mild winter weather to end the year, we delivered reliable operational performance for our guests throughout the holiday travel period, with higher-than-expected completion rate and load factor. After inflecting positive in August, unit revenues improved nearly 6 points sequentially from 1% in the third quarter to 7% in the fourth quarter. This momentum has continued, with ongoing close-in strength in early Q1 bookings. Combined with a stable industry capacity backdrop, we are encouraged by these early indications for Q1 and a constructive start to 2025.

Unit cost performance in the fourth quarter also exceeded our guidance, up 8.6% as compared to pro forma 2023, as disciplined non-fuel cost performance offset higher performance-based pay accruals and better completion rates drove higher capacity. Throughout 2024, unit costs remained pressured from constrained capacity as a result of aircraft delivery delays, but are expected to improve through 2025 as we normalize resource levels and capacity compared to 2024.

Alaska Accelerate

Following a great close to 2024, we continue to build on our strong foundation and execute on Alaska Accelerate - our vision for the future. This strategy is focused on building scale, relevance and loyalty to connect our guests to the world with a remarkable travel experience rooted in safety, care and performance and deliver $1 billion in incremental profit over the next 3 years.

"Our success this year and our optimistic look ahead is built upon a proven strategy that puts the guest at the center of everything we do and unlocks new opportunities across our business," said Chief Commercial Officer, Andrew Harrison. "We’re poised to capitalize on the strength of a combined global network, a powerful loyalty program, two beloved brands, and a remarkable travel experience that meets guests’ needs at every phase of the travel journey."

First Quarter & Full Year 2025 Guidance
For the first quarter and full year 2025, we expect the following results compared to pro forma historical results as if the acquisition had occurred on January 1, 2023.

	Q1 2025 Expectation	FY 2025 Expectation
Capacity (ASMs) % change versus pro forma 2024	Up 2.5% to 3.5%	Up 2% to 3%
RASM % change versus pro forma 2024	Up high-single digits
CASMex % change versus pro forma 2024	Up low-single digits to mid-single digits
Adjusted earnings (loss) per share	($0.70) to ($0.50)	>$5.75

Financial Results and Updates:
•Reported net income for the fourth quarter and full year 2024 under Generally Accepted Accounting Principles (GAAP) of $71 million, or $0.55 per share, and $395 million, or $3.08 per share. These results compare to net loss for the fourth quarter and net income for the full year 2023 of $2 million, or $0.02 per share, and $235 million, or $1.83 per share.
•Reported net income for the fourth quarter and full year 2024, excluding special items and other adjustments, of $125 million, or $0.97 per share, and $625 million, or $4.87 per share. These results compare to net income for the fourth quarter and full year 2023, excluding special items and other adjustments, of $38 million, or $0.30 per share, and $583 million, or $4.53 per share.
•Generated an adjusted pretax margin of 7.1% for the full year 2024, among the highest in the industry.
•Generated $1.5 billion in operating cash flow for the full year 2024.

•Completed $2 billion in financing, backed by the Company's Mileage Plan program, and retired $1.6 billion of certain debt acquired with Hawaiian Airlines.
•Repurchased 3.9 million shares of common stock for approximately $250 million in the fourth quarter, bringing total repurchases to 5.5 million shares for $312 million in 2024.
•Authorized a new $1 billion dollar share repurchase plan to be executed over the next four years, with repurchases beginning in January 2025.
•Alaska and Horizon employees earned $325 million of incentive pay in 2024 by achieving profitability, safety, sustainability, and operational targets. The payout represents approximately six weeks of pay for most employees.

Operational Updates:
•Reached an Agreement in Concept with Alaska flight attendants for an updated collective bargaining agreement in January 2025.
•Announced the launch of Seattle as an international gateway with nonstop routes to Tokyo Narita and Seoul Incheon in 2025, with plans to add 12 international widebody destinations by 2030.
•Approved to fly nonstop service between San Diego International Airport and Ronald Reagan Washington National Airport, making Alaska the only airline to operate this route.
•Expanding service from the states of Alaska and Oregon beginning this summer, including nonstop service from Anchorage to Detroit and Sacramento; Portland to Houston, Fairbanks, and Eugene; and Medford to San Diego.
•Hawaiian received two A330-300 freighter aircraft from Amazon during the fourth quarter, bringing the total within the airline's fleet to six.

Commercial Updates:
•Announced improvements to Alaska's Mileage Plan for 2025, including more milestone rewards and new ways to earn elite qualifying miles.
•Introduced Alaska's new premium credit card, which will be available late summer 2025 and will provide holders exclusive travel benefits and perks.
•Launched Huaka'i by Hawaiian, a free program for HawaiianMiles members that offers kama‘āina (Hawai'i residents) exclusive travel benefits when flying with Hawaiian Airlines.

The following table reconciles the company's reported GAAP net income (loss) per share (EPS) for the three and twelve months ended December 31, 2024 and 2023 to adjusted amounts.

	Three Months Ended December 31,
	2024		2023
(in millions, except per share amounts)	Dollars	Per Share	Dollars	Per Share
Net income (loss)	$71	$0.55	$(2)	$(0.02)
Mark-to-market fuel hedge adjustments	(6)	(0.05)	12	0.09
Unrealized gain on foreign debt	(10)	(0.08)	—	—
Special items - operating	91	0.71	37	0.29
Special items - net non-operating	(17)	(0.13)	4	0.03
Income tax effect of adjustments above(a)	(4)	(0.03)	(13)	(0.09)
Adjusted net income	$125	$0.97	$38	$0.30

	Twelve Months Ended December 31,
	2024		2023
(in millions, except per share amounts)	Dollars	Per Share	Dollars	Per Share
Net income	$395	$3.08	$235	$1.83
Mark-to-market fuel hedge adjustments	(28)	(0.22)	(2)	(0.02)
Unrealized gain on foreign debt	(10)	(0.08)	—	—
Special items - operating	345	2.69	443	3.44
Special items - net non-operating	(16)	(0.12)	18	0.14
Income tax effect of adjustments above(a)	(61)	(0.48)	(111)	(0.86)
Adjusted net income	$625	$4.87	$583	$4.53
(a) Certain integration costs are non deductible for tax purposes, resulting in a smaller income tax effect for current year adjustments.

A conference call regarding the fourth quarter and full year results will be streamed online at 8:30 a.m. PST on January 23, 2025. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a discussion of risks and uncertainties that may cause our forward-looking statements to differ materially, see Item 1A of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2024. Some of these risks include competition, labor costs, relations and availability, general economic conditions, increases in operating costs including fuel, uncertainties regarding the ability to successfully integrate the operations of the recently completed acquisition of Hawaiian Holdings, Inc. and the ability to realize anticipated cost savings, synergies, or growth from the acquisition, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-Q and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Air Group, Inc. is based in Seattle and comprised of subsidiaries Alaska Airlines, Hawaiian Holdings, Inc., Horizon Air and McGee Air Services. With our recent acquisition of Hawaiian Airlines, we now serve more than 140 destinations throughout North America, Central America, Asia and the Pacific. We are committed to safety, remarkable customer care, operational excellence, financial performance and sustainability. Alaska Airlines is a member of the oneworld Alliance. With oneworld and our additional global partners, our guests have more choices than ever to purchase, earn or redeem on alaskaair.com across 31 airlines and more than 1,000 worldwide destinations. Book travel throughout the Pacific on Hawaiian Airlines at hawaiianairlines.com. Learn more about Alaska Airlines at news.alaskaair.com and Hawaiian Airlines at newsroom.hawaiianairlines.com/blog. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2024	2023	Change	2024	2023	Change
Operating Revenue
Passenger revenue	$3,178	$2,326	37%	$10,654	$9,526	12%
Loyalty program other revenue	224	165	36%	733	648	13%
Cargo and other revenue	132	62	113%	348	252	38%
Total Operating Revenue	3,534	2,553	38%	11,735	10,426	13%

Operating Expenses
Wages and benefits	1,119	782	43%	3,588	3,041	18%
Variable incentive pay	161	51	216%	358	200	79%
Aircraft fuel, including hedging gains and losses	702	709	(1)%	2,506	2,641	(5)%
Aircraft maintenance	229	121	89%	620	488	27%
Aircraft rent	65	47	38%	207	208	—%
Landing fees and other rentals	249	178	40%	781	680	15%
Contracted services	133	99	34%	444	389	14%
Selling expenses	106	72	47%	349	303	15%
Depreciation and amortization	190	121	57%	583	451	29%
Food and beverage service	93	65	43%	287	241	19%
Third-party regional carrier expense	62	54	15%	243	218	11%
Other	261	185	41%	854	729	17%
Special items - operating	91	37	146%	345	443	(22)%
Total Operating Expenses	3,461	2,521	37%	11,165	10,032	11%
Operating Income	73	32	128%	570	394	45%

Non-operating Income (Expense)
Interest income	32	18	78%	101	80	26%
Interest expense	(56)	(31)	81%	(171)	(121)	41%
Interest capitalized	10	6	67%	29	27	7%
Special items - net non-operating	17	(4)	NM	16	(18)	NM
Other - net	3	(17)	NM	—	(39)	(100)%
Total Non-operating Income (Expense)	6	(28)	NM	(25)	(71)	(65)%
Income Before Income Tax	79	4		545	323
Income tax expense	8	6		150	88
Net Income (Loss)	$71	$(2)		$395	$235

Basic Earnings (Loss) Per Share	$0.56	$(0.02)		$3.13	$1.84
Diluted Earnings (Loss) Per Share	$0.55	$(0.02)		$3.08	$1.83
Weighted Average Shares Outstanding used for computation:
Basic	126.047	127.376		126.136	127.375
Diluted	128.931	127.376		128.372	128.708

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.
As of December 31 (in millions)	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$1,201	$281
Restricted cash	29	—
Marketable securities	1,274	1,510
Total cash, restricted cash, and marketable securities	2,504	1,791
Receivables - net	558	383
Inventories and supplies - net	199	116
Prepaid expenses	307	176
Other current assets	192	239
Total Current Assets	3,760	2,705

Property and Equipment
Aircraft and other flight equipment	12,270	10,425
Other property and equipment	2,173	1,814
Deposits for future flight equipment	883	491
	15,326	12,730
Less accumulated depreciation and amortization	(4,548)	(4,342)
Total Property and Equipment - Net	10,778	8,388

Other Assets
Operating lease assets	1,302	1,195
Goodwill	2,721	1,943
Intangible assets - net	873	90
Other noncurrent assets	334	292
Total Other Assets	5,230	3,520

Total Assets	$19,768	$14,613

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.
As of December 31 (in millions except share amounts)	2024	2023
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$186	$207
Accrued wages, vacation and payroll taxes	1,001	584
Air traffic liability	1,712	1,136
Other accrued liabilities	997	800
Deferred revenue	1,592	1,221
Current portion of long-term debt	442	289
Current portion of operating lease liabilities	207	158
Current portion of finance lease liabilities	8	64
Total Current Liabilities	6,145	4,459

Noncurrent Liabilities
Long-term debt, net of current portion	4,491	2,182
Operating lease liabilities, net of current portion	1,198	1,125
Finance lease liabilities, net of current portion	47	—
Deferred income taxes	934	695
Deferred revenue	1,664	1,382
Obligation for pension and post-retirement medical benefits	460	362
Other liabilities	457	295
Total Noncurrent Liabilities	9,251	6,041

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2024 - 141,449,174 shares; 2023 - 138,960,830 shares, Outstanding: 2024 - 123,119,199 shares; 2023 - 126,090,353 shares	1	1
Capital in excess of par value	811	695
Treasury stock (common), at cost: 2024 - 18,329,975 shares; 2023 - 12,870,477 shares	(1,131)	(819)
Accumulated other comprehensive loss	(239)	(299)
Retained earnings	4,930	4,535
Total Shareholders' Equity	4,372	4,113
Total Liabilities and Shareholders' Equity	$19,768	$14,613

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
(in millions)	Year Ended December 31, 2024	Nine Months Ended September 30, 2024(a)	Three Months Ended December 31, 2024(b)
Cash Flows from Operating Activities:
Net income	$395	$324	$71
Adjustments to reconcile net income to net cash provided by operating activities	577	451	126
Changes in working capital	492	415	77
Net cash provided by operating activities	1,464	1,190	274

Cash Flows from Investing Activities:
Property and equipment additions	(1,281)	(851)	(430)
Acquisition of Hawaiian Airlines, net of cash acquired	(659)	(659)	—
Supplier proceeds	162	162	—
Other investing activities	1,144	912	232
Net cash used in investing activities	(634)	(436)	(198)

Cash Flows from Financing Activities	119	7	112

Net increase in cash and cash equivalents	949	761	188
Cash, cash equivalents, and restricted cash at beginning of period	308	308	1,069
Cash, cash equivalents, and restricted cash at end of period	$1,257	$1,069	$1,257
(a) As reported in Form 10-Q for the third quarter of 2024.
(b) Cash flows for the three months ended December 31, 2024 can be calculated by subtracting cash flows for the nine months ended
September 30, 2024, as reported in Form 10-Q for the third quarter 2024, from the year ended December 31, 2024.
(c) Cash, cash equivalents, and restricted cash shown in the Summary Cash Flow consists of restricted cash presented within Restricted Cash as well as certain restricted cash balances presented within Other noncurrent assets in the condensed consolidated balance sheets.

SPECIAL ITEMS (unaudited)

Air Group has classified certain operating and non-operating activity as special items due to their unusual or infrequently occurring nature. We believe disclosing information about these items separately improves comparable year-over-year analysis and allows stakeholders to better understand our results of operations. A description of the special items is provided below.

Fleet transition: Fleet transition costs (benefits) are associated with the retirement and disposition of Airbus acquired from Virgin America and Q400 aircraft.

Labor agreements: Labor agreement costs in 2024 are for retroactive pay for Alaska flight attendants pursuant to the agreement in concept reached in January 2025. Costs in 2023 are for contractual changes to Alaska pilots' sick leave benefits.

Integration costs: Integration costs are associated with the acquisition of Hawaiian Airlines and primarily consist of legal and professional fees, change in control payments, and other employee-related expenses.

Litigation: Litigation costs represent expenses associated with the Virgin trademark license agreement with the Virgin Group and recorded following a negative ruling in an appeal case in 2024.

Net non-operating: The income in 2024 is for gains on Hawaiian debt extinguishment in the fourth quarter. The expense in 2023 is primarily for interest expense associated with certain Virgin America A321neo lease agreements which were modified as part of Alaska's fleet transition.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2024	2023	2024	2023
Operating Expenses
Fleet transition	$(40)	$30	$11	$385
Labor agreements	43	—	73	51
Integration costs	80	7	208	7
Litigation	8	—	53	—
Special items - operating	$91	$37	$345	$443

Non-operating Income (Expense)
Special items - net non-operating	$17	$(4)	$16	$(18)

OPERATING STATISTICS SUMMARY (unaudited)

Full year amounts below reflect the results of operations for Hawaiian Airlines for the period September 18, 2024 through December 31, 2024.
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	Change	2024	2023	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	14,339	10,903	32%	49,238	44,557	11%
RPMs (000,000) "traffic"	19,068	14,153	35%	63,871	57,362	11%
ASMs (000,000) "capacity"	22,744	17,077	33%	76,167	68,524	11%
Load factor	83.8%	82.9%	0.9 pts	83.9%	83.7%	0.2 pts
Yield	16.67¢	16.43¢	1%	16.68¢	16.61¢	—%
PRASM	13.97¢	13.62¢	3%	13.99¢	13.90¢	1%
RASM	15.54¢	14.95¢	4%	15.41¢	15.21¢	1%
CASMex(b)	11.57¢	10.31¢	12%	10.80¢	10.06¢	7%
Economic fuel cost per gallon(b)(c)	$2.54	$3.42	(26)%	$2.74	$3.21	(15)%
Fuel gallons (000,000)(c)	279	204	37%	925	824	12%
ASMs per gallon	81.6	83.7	(3)%	82.3	83.2	(1)%
Departures (000)	131	103	27%	461	414	11%
Average full-time equivalent employees (FTEs)	30,396	23,117	31%	25,751	23,319	10%
Operating fleet(d)	392	314	78 a/c	392	314	78 a/c
Alaska Airlines Operating Statistics:
RPMs (000,000) "traffic"	13,306	13,008	2%	53,680	52,975	1%
ASMs (000,000) "capacity"	15,754	15,708	—%	63,873	63,292	1%
Economic fuel cost per gallon	$2.55	$3.38	(25)%	$2.74	$3.18	(14)%
Hawaiian Airlines Operating Statistics:
RPMs (000,000) "traffic"	4,509	—	n/a	5,143	—	n/a
ASMs (000,000) "capacity"	5,481	—	n/a	6,245	—	n/a
Economic fuel cost per gallon(c)	$2.44	—	n/a	$2.43	—	n/a
Regional Operating Statistics:(e)
RPMs (000,000) "traffic"	1,253	1,145	9%	5,048	4,387	15%
ASMs (000,000) "capacity"	1,509	1,369	10%	6,049	5,232	16%
Economic fuel cost per gallon	$2.74	$3.67	(25)%	$2.93	$3.41	(14)%
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Excludes operations under the Air Transportation Services Agreement (ATSA) with Amazon.
(d)Includes aircraft owned and leased by Alaska, Hawaiian, and Horizon as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes all aircraft removed from operating service.
(e)Data presented includes information related to flights operated by Horizon and third-party carriers.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

We are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. Amounts in the tables below are rounded to the nearest million. As a result, a manual recalculation of certain figures using these rounded amounts may not agree directly to the actual figures presented in the tables below.

Adjusted Income Before Income Tax Reconciliation
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2024	2023	2024	2023
Income before income tax	$79	$4	$545	$323
Adjusted for:
Mark-to-market fuel hedge adjustment	(6)	12	(28)	(2)
Unrealized gain on foreign debt	(10)	—	(10)	—
Special items - operating	91	37	345	443
Special items - net non-operating	(17)	4	(16)	18
Adjusted income before income tax	$137	$57	$836	$782

Pretax margin	2.2%	0.2%	4.6%	3.1%
Adjusted pretax margin	3.9%	2.2%	7.1%	7.5%

Adjusted Income Before Income Tax, excluding Hawaiian Reconciliation
(in millions)	Twelve Months Ended December 31, 2024
Operating Revenue	$11,735
Adjusted for:
Hawaiian Airlines Operating Revenue	869
Operating Revenue, excluding Hawaiian	$10,866

Income before income tax	$545
Adjusted for:
Mark-to-market fuel hedge adjustment	(28)
Unrealized gain on foreign debt	(10)
Special items - operating	345
Special items - net non-operating	(16)
Hawaiian Airlines pretax loss	58
Adjusted income before income tax, excluding Hawaiian	$894

Adjusted pretax margin, excluding Hawaiian	8.2%

CASMex Reconciliation
	Three Months Ended December 31,				Twelve Months Ended December 31,
(in millions)	2024		2023		2024		2023
Total operating expenses	$3,461		$2,521		$11,165		$10,032
Less the following components:
Aircraft fuel, including hedging gains and losses	702		709		2,506		2,641
Freighter costs	37		15		84		53
Special items - operating	91		37		345		443
Total operating expenses, excluding fuel, freighter costs, and special items	$2,631		$1,760		$8,230		$6,895

ASMs	22,744		17,077		76,167		68,524
CASMex	11.57	¢	10.31	¢	10.80	¢	10.06	¢

CASMex, excluding Hawaiian Reconciliation
(in millions)	Twelve Months Ended December 31, 2024
Total operating expenses	$11,165
Less the following components:
Aircraft fuel, including hedging gains and losses	2,506
Freighter costs	84
Special items - operating	345
Hawaiian Airlines non-fuel operating expenses(a)	681
Total operating expenses, excluding fuel, freighter costs, special items, and Hawaiian	$7,549

Consolidated ASMs	76,167
Less Hawaiian ASMs:	6,245
Consolidated ASMs, excluding Hawaiian	69,922
CASMex, excluding Hawaiian	10.80	¢
(a) Amount excludes $20 million of Hawaiian Airlines freighter costs already included within Freighter costs.

Fuel Reconciliation
	Three Months Ended December 31,
	2024		2023
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$701	$2.51	$679	$3.33
Losses on settled hedges	7	0.03	18	0.09
Economic fuel expense	$708	$2.54	$697	$3.42
Mark-to-market fuel hedge adjustment	(6)	(0.02)	12	0.06
Aircraft fuel, including hedging gains and losses	$702	$2.52	$709	$3.48
Fuel gallons		279		204

	Twelve Months Ended December 31,
	2024		2023
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$2,496	$2.70	$2,579	$3.13
Losses on settled hedges	38	0.04	64	0.08
Economic fuel expense	$2,534	$2.74	$2,643	$3.21
Mark-to-market fuel hedge adjustment	(28)	(0.03)	(2)	—
Aircraft fuel, including hedging gains and losses	$2,506	$2.71	$2,641	$3.21
Fuel gallons		925		824

Debt-to-capitalization, including leases
(in millions)	December 31, 2024	December 31, 2023
Long-term debt, net of current portion	$4,491	$2,182
Capitalized operating leases	1,405	1,283
Capitalized finance leases	55	64
Adjusted debt, net of current portion of long-term debt	$5,951	$3,529
Shareholders' equity	4,372	4,113
Total invested capital	$10,323	$7,642

Debt-to-capitalization ratio, including leases	58%	46%

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent, and special items
(in millions)	December 31, 2024	December 31, 2023
Long-term debt	$4,933	$2,471
Capitalized operating leases	1,405	1,283
Capitalized finance leases	55	64
Total adjusted debt	6,393	3,818
Less: Total cash and marketable securities	2,475	1,791
Adjusted net debt	$3,918	$2,027

(in millions)	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023
Operating Income	$570	$394
Adjusted for:
Special items - operating	345	443
Mark-to-market fuel hedge adjustments	(28)	(2)
Unrealized gain on foreign debt	(10)	—
Depreciation and amortization	583	451
Aircraft rent	207	208
EBITDAR	$1,667	$1,494
Adjusted net debt to EBITDAR	2.4x	1.4x

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31, 2024
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$2,073	$673	$432	$—	$3,178	$—	$3,178
Loyalty program other revenue	161	48	15	—	224	—	224
Cargo and other revenue	77	53	—	2	132	—	132
Total Operating Revenue	2,311	774	447	2	3,534	—	3,534
Operating Expenses
Operating expenses, excluding fuel	1,736	619	330	(17)	2,668	91	2,759
Fuel expense	447	172	89	—	708	(6)	702
Total Operating Expenses	2,183	791	419	(17)	3,376	85	3,461
Non-operating Income (Expense)	14	(27)	—	(8)	(21)	27	6
Income (Loss) Before Income Tax	$142	$(44)	$28	$11	$137	$(58)	$79

	Three Months Ended December 31, 2023
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$1,928	$—	$398	$—	$2,326	$—	$2,326
Loyalty program other revenue	152	—	13	—	165	—	165
Cargo and other revenue	60	—	—	2	62	—	62
Total Operating Revenue	2,140	—	411	2	2,553	—	2,553
Operating Expenses
Operating expenses, excluding fuel	1,499	—	289	(13)	1,775	37	1,812
Fuel expense	592	—	105	—	697	12	709
Total Operating Expenses	2,091	—	394	(13)	2,472	49	2,521
Non-operating Income (Expense)	(12)	—	—	(12)	(24)	(4)	(28)
Income (Loss) Before Income Tax	$37	$—	$17	$3	$57	$(53)	$4

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
	Twelve Months Ended December 31, 2024
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$8,151	$757	$1,746	$—	$10,654	$—	$10,654
Loyalty program other revenue	621	53	59	—	733	—	733
Cargo and other revenue	279	59	—	10	348	—	348
Total Operating Revenue	9,051	869	1,805	10	11,735	—	11,735
Operating Expenses
Operating expenses, excluding fuel	6,406	701	1,276	(69)	8,314	345	8,659
Fuel expense	1,962	195	377	—	2,534	(28)	2,506
Total Operating Expenses	8,368	896	1,653	(69)	10,848	317	11,165
Non-operating Income (Expense)	20	(31)	—	(40)	(51)	26	(25)
Income (Loss) Before Income Tax	$703	$(58)	$152	$39	$836	$(291)	$545

	Twelve Months Ended December 31, 2023
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$8,010	$—	$1,516	$—	$9,526	$—	$9,526
Loyalty program other revenue	599	—	49	—	648	—	648
Cargo and other revenue	244	—	—	8	252	—	252
Total Operating Revenue	8,853	—	1,565	8	10,426	—	10,426
Operating Expenses
Operating expenses, excluding fuel	5,841	—	1,121	(14)	6,948	443	7,391
Fuel expense	2,264	—	379	—	2,643	(2)	2,641
Total Operating Expenses	8,105	—	1,500	(14)	9,591	441	10,032
Non-operating Income (Expense)	(15)	—	—	(38)	(53)	(18)	(71)
Income (Loss) Before Income Tax	$733	$—	$65	$(16)	$782	$(459)	$323
(a)Includes consolidating entries, Air Group parent company, Horizon, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges.
(c)Includes special items, mark-to-market fuel hedge accounting adjustments, and unrealized gain on foreign debt.

SUPPLEMENTARY PRO FORMA COMPARATIVE FINANCIAL AND OPERATING INFORMATION (unaudited)

We believe that analysis of specific financial and operational results on a pro forma basis provides more meaningful year-over-year comparisons. The table below provides results comparing the three months ended December 31, 2024 as reported to the pro forma three months ended December 31, 2023. Hawaiian's financial information has been conformed to reflect Air Group's historical financial statement presentation. This information does not purport to reflect what our financial and operational results would have been had the acquisition been consummated at the beginning of the periods presented.
	Three Months Ended December 31,
	2024 As Reported	2023 Pro Forma(a)	Change

Passenger revenue	$3,178	$2,928	9%
Loyalty program other revenue	224	196	14%
Cargo and other revenue	132	97	36%
Total Operating Revenue	3,534	3,221	10%
Operating expenses, excluding fuel	2,759	2,393	15%
Fuel expense	702	919	(24)%
Total Operating Expenses	3,461	3,312	4%
Operating Income (Loss)	73	(91)	NM
Non-operating income (expense)	6	(38)	NM
Income (Loss) Before Tax	79	(129)	NM
Special items - operating	91	15	NM
Special items - net non-operating	(17)	(5)	NM
Mark-to-market fuel hedge adjustments	(6)	16	NM
Unrealized (gain)/loss on foreign debt	(10)	7	NM
Adjusted Income (Loss) Before Tax	$137	$(96)	NM

Pretax Margin	2.2%	(4.0)%
Adjusted Pretax Margin	3.9%	(3.0)%

Pro Forma Comparative Operating Statistics
Revenue passengers (000)	14,339	13,559	5.8%
RPMs (000,000) "traffic"	19,068	18,374	3.8%
ASMs (000,000) "capacity"	22,744	22,181	2.5%
Load factor	83.8%	82.8%	1.0 pt
Yield	16.67¢	15.92¢	4.7%
RASM	15.54¢	14.52¢	7.0%
CASMex	11.57¢	10.65¢	8.6%
(a) As provided on Form 8-K filed with the SEC on October 31, 2024, with certain immaterial adjustments made to reflect permissible measurement period adjustments.

Pro Forma Comparative CASMex Reconciliation
	Three Months Ended December 31,
(in millions)	2024 As Reported		2023 Pro Forma(a)
Total operating expenses	$3,461		$3,312
Less the following components:
Aircraft fuel, including hedging gains and losses	702		919
Freighter costs	37		15
Special items - operating	91		15
Total operating expenses, excluding fuel, freighter costs, and special items	$2,631		$2,363

ASMs	22,744		22,181
CASMex	11.57	¢	10.65	¢
(a) As provided on Form 8-K filed with the SEC on October 31, 2024, with certain immaterial adjustments made to reflect permissible measurement period adjustments.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding certain costs from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. We believe that all U.S. carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact of company-specific cost drivers which are more controllable by management. We adjust for expenses related directly to our freighter aircraft operations, including those costs incurred under the ATSA with Amazon, to allow for better comparability to other carriers that do not operate freighter aircraft. We also exclude certain special charges as they are unusual or nonrecurring in nature and adjusting for these expenses allows management and investors to better understand our cost performance.

•CASMex is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance. CASMex is also a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Adjusted pretax income is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating and finance leases, less cash, restricted cash, and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM; represents all operating expenses including fuel, freighter costs, and special items

CASMex - operating costs excluding fuel, freighter costs, and special items per ASM, or "unit cost"

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating and finance lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program and excluding operations under the Air Transportation Service Agreement (ATSA) with Amazon

Freighter Costs - operating expenses directly attributable to the operation of Alaska's B737 freighter aircraft and Hawaiian's A330-300 freighter aircraft exclusively performing cargo missions

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

PRASM - passenger revenue per ASM, or "passenger unit revenue"

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, loyalty program revenue, and other ancillary revenue; represents the average total revenue for flying one seat one mile

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average passenger revenue for flying one passenger one mile